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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 19, 2000

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                             1-12095                        62-1650470
(State or Other Jurisdiction            (Commission File Number)              (IRS Employer
      of Incorporation)                                                     Identification No.)


                             512 SOUTH PETERS STREET
                          NEW ORLEANS, LOUISIANA 70130
              (Address of Principal Executive Offices and Zip Code)


                                 (504) 533-6000
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         Attached hereto as Exhibit 99.1 is a description of the slides presented by Frederick W. Burford, our President and Chief Executive Officer, at a presentation held before the Casino Tax Advisory Committee in New Orleans, Louisiana on October 19, 2000. The Casino Tax Advisory Committee was assembled by the Mayor of New Orleans to document its findings on the economic impact of the Harrah's New Orleans Casino, owned by Jazz Casino Company, L.L.C., and make recommendations to the State of Louisiana regarding the $100 million minimum payment due to the State. The Committee is scheduled to report their findings and recommendations to the State on November 20, 2000. We believe that unless the minimum payment due to the State is reduced and economic concessions are obtained from numerous other parties to whom Jazz Casino Company, L.L.C. has financial obligations, we will not be able to continue as a viable businesses.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (c)      Exhibits.

                  The following exhibits are filed herewith:

         Exhibit No.          Description
         -----------          -----------

         99.1 Slide Presentation from October 19, 2000 presentation by Frederick W. Burford to the Casino Tax Advisory Commission


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  JCC HOLDING COMPANY
                                  (REGISTRANT)



                                  /s/   L. Camille Fowler
                                  ---------------------------------------
                                  L. Camille Fowler
                                  Vice President - Finance, Secretary and
                                    Treasurer



Date:  October 30, 2000


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                                INDEX TO EXHIBITS


     EXHIBIT
     NUMBER                DESCRIPTION
     ------                -----------
      99.1        Slide Presentation from October 19, 2000 presentation by
                  Frederick W. Burford to the Casino Tax Advisory Commission